Exhibit 99.2

NETCOM DATA SOUTHERN CORP.
UNAUDITED FINANCIAL STATEMENTS
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2008

Netcom Data Southern Corp.	June 30,	December 31,
Balance Sheets	2008	2007
	(unaudited)	(audited)

Assets

Current assets:
Cash and cash equivalents	$63,270	$2,467
Accounts receivable	92,429	91,888
Escrow account	31,016	30,780
Due from related parties	21,306	111,881
Total current assets	208,021	237,016

Property and equipment, net:	25,345	27,646

	$233,366	$264,662

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$27,994	$41,672
Accrued payroll and taxes	72,455	46,806
Escrow account liability	30,780	30,780
Total current liabilities	131,229	119,258

Stockholders' equity:
Common stock, no par value 100,000 shares authorized, 50,000 shares issued and outstanding	500	500
Retained earnings	101,637	144,904
	102,137	145,404

	$233,366	$264,662

The accompanying notes are an integral part of these financial statements.

Netcom Data Southern Corp.	Six Months Ended June 30,	Six Months Ended June 30,
Statements of Operations and Retained Earnings - Unaudited	2008	2007

Revenues	$669,771	$749,337

Cost of goods sold	187,886	214,742

Gross profit	481,885	534,595

Operating expenses	467,120	554,998

Income from operations	14,765	(20,403)

Loss on disposal of assets	-	-

Net income	14,765	(20,403)

Retained earnings, beginning of period	144,904	108,907

Distributions	(58,032)	(33,937)

Retained earnings, end of period	$101,637	$54,567

The accompanying notes are an integral part of these financial statements.

Netcom Data Southern Corp.	Six Months Ended June 30	Six Months Ended June 30
Statements of Cash Flows - Unaudited	2008	2007

Cash flows from operating activities:
Net income	$14,765	$(20,403)
Adjustments to reconcile net income to net
cash used in operating activities:
Depreciation	2,301	1,993
Changes in assets and liabilities:
Accounts receivable	(541)	57,992
Escrow account	(236)	-
Due from related parties	90,575	29,248
Accounts payable	(13,678)	(8,464)
Accrued payroll	25,649	(20,407)

Net cash provided by operating
activities:	118,835	39,959

Cash flows from investing activities:
Disposition of property and equipment	-	-

Net cash used by investing activities:	-	-

Cash flows from financing activities:
Distributions	(58,032)	(33,937)

Net cash used by financing activities:	(58,032)	-

Net increase in cash and cash equivalents	60,803	6,022

Cash and cash equivalents at beginning of period	2,467	25,476

Cash and cash equivalents at end of period	$63,270	$31,498

The accompanying notes are an integral part of these financial statements.

Netcom Data Southern Corp.
Notes to Financial Statements

NOTE 1:  Nature of the Business and Summary of Significant Accounting Policies

Organization and Operations

Netcom Data Southern Corp. (the “Company”) was organized in 1996 for the processing of merchant card services.  The Company's customers are located primarily in the southeastern United States.

The Company has various operating agreements with sponsorship banks for merchant card services.  The contracts are for varying periods of time.  Residuals and set up fees represent negotiated amounts specific to each sponsorship bank.  Contract renewal is determined one year before the end of the contract.  Residuals transcend the life of the contract and are guaranteed through the life of the individual account processing with the specific sponsorship bank.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions.  The Company's policy is not to accrue interest on accounts receivable.  Accounts are written off as uncollectible at the time management determines that collection is unlikely.

No provision for doubtful collections has been made at June 30, 2008 (unaudited), or at December 31, 2007, as management considers all amounts fully collectible.

Property and Equipment

Property and equipment are recorded at cost.  Major additions and improvements are capitalized, while ordinary maintenance and repairs are charged to income as incurred.

The Company depreciates property and equipment using both accelerated and straight-line methods over the estimated useful lives of the assets, as follows:

Furniture and fixtures	7 years
Office equipment and computers	5 years
Leasehold improvements	15-39 years

For income tax reporting, the Company depreciates property and equipment using accelerated methods.

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  In the event that facts and circumstances indicated that the cost of any long-lived asset may be impaired, an evaluation of recoverability would be performed.

Statements of Cash Flows

For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity date of three months or less to be cash equivalents.  At times, cash and cash equivalents may exceed federally insured amounts.  The Company believes it mitigates risks by depositing cash and investing in cash equivalents with major financial institutions.

Income Taxes

The Company has elected under the Internal Revenue Code to be taxed as an S Corporation.  Accordingly, no provision for federal or state income taxes are necessary since income, losses and credits are reported on the stockholders' income tax return.

The Company has a policy of paying distributions to its stockholders in an amount at least equal to their individual tax liability related to company earnings.  This includes amounts required for quarterly estimated tax payments related to company earnings.

Advertising Costs

The Company charges advertising costs to expense as the costs are incurred.

NOTE 2:  Economic Dependency

For the unaudited six months ended June 30, 2008, and six months ended June 30, 2007, the Company derived 67.4% and 59.5%, respectively, of its revenue from a single sponsorship bank.  The Company has multiple bank sponsorships and it is management's belief that there would be no significant impact on their operations if it became necessary to migrate all activity to different sponsorship banks.

NOTE 3:  Property and Equipment - Net

Property and equipment - net, at June 30, 2008, and December 31, 2007, is comprised of the following:

	June 30, 2008 (unaudited)	December 31, 2007 (audited)

Furniture and fixtures	$1,843	$1,843
Office equipment and computers	12,323	12,323
Leasehold improvements	21,002	21,002
	35,168	35,168
Less: Accumulated depreciation	(9,823)	(7,522)
	$25,345	$27,646

Depreciation expense associated with property and equipment totaled $2,301 for the six months ended June 30, 2008 (unaudited), and $2,300 for the six months ended June 30, 2007 (unaudited).

NOTE 4:  Related Party Transaction

The Company has entered into a number of transactions with related parties.  Due to the relationships between the parties involved, these transactions may not have been consummated on terms that would have been achieved with unrelated third parties.  The Company, from time-to-time, lends money to and borrows money from related parties under informal agreements.

The Company leases certain office space from a related party under informal monthly operating leases.  The Company incurred rent expense totaling $78,050 for the six months ended June 30, 2008 (unaudited), and $69,650 for the six months ended June 30, 2007 (unaudited).

NOTE 5:  Commitments and Contingencies

The Company has a Reseller Agreement with a service provider.  The original agreement dated May 1, 2007 had a minimum service commitment of $15,232 per month.  The agreement was amended with an effective date of February 1, 2008 to require the Company to meet an Annual Commitment for services of $62,784 until December 31, 2010.  In the event that the Company fails to meet the Annual Commitment, the service provider shall invoice the Company for such amount as the difference between the Company's Actual Spend and the Annual Commitment.